Exhibit 99.1

News Release
For Immediate Release

SALLIE MAE REPORTS FOURTH-QUARTER AND FULL-YEAR 2021 FINANCIAL RESULTS

Fourth-Quarter GAAP Net Income Attributable to Common Stock of $305 Million, $1.04 Per Diluted Share; Full-Year 2021 GAAP Net Income Attributable to Common Stock of $1.2 Billion, $3.61 Per Diluted Share

Fourth-Quarter Non-GAAP “Core Earnings” Net Income Attributable to Common Stock of $306 Million, $1.05 Per Diluted Share; Full-Year 2021 Non-GAAP “Core Earnings” Net Income Attributable to Common Stock
of $1.2 Billion, $3.67 Per Diluted Share

Board of Directors Approves New $1.25 Billion Share Repurchase Program

Enters Agreement to Acquire Nitro College, a Delaware-Based Digital Marketing
and Education Solutions Company

NEWARK, Del., Jan. 26, 2022 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released fourth-quarter and full-year 2021 financial results. Highlights of those results are included in the attached supplement. Complete financial results are available at www.SallieMae.com/investors.

Sallie Mae will host an earnings conference call tomorrow, Jan. 27, 2022, at 8 a.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors and the hosting website at: https://edge.media-server.com/mmc/p/vvw43zyp

Participants may also register for the earnings conference call at: http://www.directeventreg.com/registration/event/9479532. Once registration is completed, participants will be provided a dial-in number with a personalized conference code to access the call. Please dial in 15 minutes prior to the start time.

A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion.

Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@SallieMae.com

Investors
Brian Cronin, 302-451-0304, brian.cronin@SallieMae.com

Sallie Mae Reports Fourth-Quarter and Full-Year 2021 Financial Results

Fourth-Quarter GAAP Net Income Attributable to Common Stock of $305 Million, $1.04 Per Diluted Share; Full-Year 2021 GAAP Net Income Attributable to Common Stock of $1.2 Billion, $3.61 Per Diluted Share

Fourth-Quarter Non-GAAP “Core Earnings” Net Income Attributable to Common Stock of $306 Million, $1.05 Per Diluted Share; Full-Year 2021 Non-GAAP “Core Earnings” Net Income Attributable to Common Stock
of $1.2 Billion, $3.67 Per Diluted Share

Board of Directors Approves New $1.25 Billion Share Repurchase Program

Enters Agreement to Acquire Nitro College, a Delaware-Based Digital Marketing and Education Solutions Company

“With a relentless focus on our core business, we delivered strong results in 2021 and continued our progress on each of our strategic imperatives. We also rigorously managed expenses, executed a capital return program that exceeded original expectations, and improved our earnings outlook throughout the year. That performance allowed us to increase our share repurchase goals and our dividend, further creating shareholder value. We expect that continued focus and execution to drive results in 2022. We continue to challenge ourselves to be creative in pursuing opportunities to reach and assist more students and families and strategically evolve our company. Our acquisition of Nitro College, when completed, will complement our core business, providing innovative and enhanced digital capabilities that meaningfully amplify our efforts to become an education solutions provider that helps students confidently navigate their entire higher education journey.”

Jonathan Witter, CEO, Sallie Mae

Fourth-Quarter 2021 Highlights vs. Fourth-Quarter 2020 Highlights

Continue to Execute on our Core Business Strategy:
•GAAP net income of $306 million, down 29%.
•Net interest income of $367 million, up less than 1%.
•Private education loan originations of $737 million, up 18%.
•Sold $1.05 billion in private education loans; there were no loan sales in the year-ago period.
•Average private education loans outstanding of $21.3 billion, down 6%.
•Average yield on the private education loan portfolio was 8.31%, up 8 basis points.
•Private education loan provisions for credit losses, including amounts for unfunded commitments, was a negative provision of $16 million, compared with a negative provision of $317 million.
•Private education loans held-for-investment in forbearance were 1.9% of private education loans held-for-investment in repayment and forbearance, down from 4.3%.
•Private education loans held-for-investment delinquencies as a percentage of private education loans held-for-investment in repayment were 3.3%, up from 2.8%.
•Total operating expenses of $125 million, up from $122 million.

Progress on our Balance Sheet and Capital Allocation:
•In the fourth quarter of 2021, issued $500 million of 3.125% unsecured Senior Notes due 2026; used portion of net proceeds to redeem $200 million of 5.125% unsecured Senior Notes due 2022. In the fourth quarter of 2020, issued $500 million of 4.20% unsecured Senior Notes due 2025.
•Gain on sale of private education loans of $146 million in the fourth quarter of 2021.
•Repurchased 14 million shares of common stock under share repurchase programs in the fourth quarter of 2021. There were no common stock share repurchases in the year-ago period.
•Paid fourth-quarter common stock dividend of $0.11 per share, up from $0.03 per share for the fourth quarter of 2020.

Investor Contact: Brian Cronin, 302-451-0304 brian.cronin@SallieMae.com	Media Contact: Rick Castellano, 302-451-2541 rick.castellano@SallieMae.com

The following are significant items or events that occurred in the fourth quarter of 2021 or early 2022, as applicable:

Provisions for Credit Losses
    Provision for credit losses in the fourth quarter of 2021 was a $15 million negative provision, compared with a $316 million negative provision in the year-ago quarter. During the fourth quarter of 2021, the provision for credit losses was a negative provision of $15 million primarily due to a $56 million reduction in the allowance for credit losses arising from the sale of $1.05 billion of private education loans during the quarter, and an additional reduction due to improved economic forecasts for the quarter. Offsetting these reductions was an increase to the provision for new originations during the quarter. In the year-ago quarter, the provision for credit losses was favorably affected by a $206 million reversal of provision for credit losses as a result of $3 billion of private education loans transferred to held-for-sale from held-for-investment, a benefit from faster prepayment speeds, and a benefit from improvements in the economic forecasts.

Progress on Balance Sheet and Capital Allocation
    Balance Sheet

    On Nov. 1, 2021, the company issued at par $500 million of 3.125% unsecured Senior Notes due Nov. 2, 2026. The company used a portion of the net proceeds to redeem its outstanding $200 million of 5.125% unsecured Senior Notes due Apr. 5, 2022.

    On Nov. 17, 2021, the company sold $1.05 billion of its private education loans, including $985 million of principal and $69 million in capitalized interest, to an unaffiliated third party.

    Share Repurchases

In the fourth quarter of 2021, the company repurchased 14 million shares of its common stock at a total cost of $263  million, or an average purchase price of $18.52 per share, under a Rule 10b5-1 trading plan authorized under its share repurchase programs.

From Jan. 1, 2020 through Dec. 31, 2021, the company has repurchased 146 million shares of common stock under its repurchase programs, which represents a 35% reduction in the total number of shares outstanding on Jan. 1, 2020. The full-year 2021 repurchases were 99 million shares at an average purchase price of $17.37 per share, which is a 26% decrease in shares outstanding since the beginning of 2021. There was $38 million of capacity remaining under the 2021 Share Repurchase Program at Dec. 31, 2021.

Acquisition of Nitro College
    On Jan. 26, 2022, the company signed a definitive agreement with Epic Research LLC to purchase the assets primarily used or held for use of Epic Research Education Services, LLC, which does business as Nitro College (“Nitro”). Nitro provides resources that help students and families evaluate how to responsibly pay for college and manage their financial responsibilities after graduation. Nitro takes pride in equipping college students and their parents with the necessary tools to navigate college financing, manage their debt, and obtain scholarship opportunities. In addition to providing a scholarship finder, Nitro provides FAFSA application support, information on grants, and calculators to help college students determine the potential return on investment from a college degree. The addition of Nitro will support the company’s mission of providing students with the confidence needed to successfully navigate the higher education journey. Strategically, we expect the acquisition of the Nitro assets, including its employees and intellectual property, when complete, to immediately expand the company’s digital marketing capabilities, reduce the cost to acquire customer accounts, and accelerate the company’s progress to become a broader education solutions provider for students before, during, and immediately after college. The company has had a partnership with Nitro since 2017, and it has been a source of private education loan leads during this period. The transaction is subject to customary approvals and closing conditions and is expected to close in the first quarter of 2022. Terms of the purchase are not being disclosed, but the purchase price is not material to the company. Keefe, Bruyette & Woods, Inc., a Stifel Company, served as exclusive financial advisor and Davis Polk & Wardell LLP served as legal advisor to Sallie Mae in this transaction.

2022 Share Repurchase Program*
    The company has been authorized to repurchase up to $1.25 billion in common stock under a new share repurchase program, which is effective immediately and expires on Jan. 25, 2024 (the “2022 Share Repurchase Program”). The 2022 Share Repurchase Program is in addition to $26 million of capacity remaining under the 2021 Share Repurchase Program at Jan. 25, 2022. Repurchases may occur from time to time and through a variety of methods, including tender offers, open market repurchases, repurchases effected through Rule 10b5-1 trading plans, negotiated block purchases, accelerated share repurchase programs, or other similar transactions. The timing and volume of any repurchases will be subject to market conditions, and there can be no guarantee that the company will repurchase up to the limit of the programs or at all.

* See page 6 for a cautionary note regarding forward-looking statements.

The following provides guidance on the company’s performance in 2022.

Guidance*
   For 2022, the company expects the following:
•Full-year diluted Non-GAAP “Core Earnings” per common share of $2.80 - $3.00.**
•Full-year Private Education Loan originations year-over-year growth of 8% - 10%.
•Full-year total loan portfolio net charge-offs of $255 million - $275 million.
•Full-year non-interest expenses of $555 million - $565 million.

* See page 6 for a cautionary note regarding forward-looking statements.
** See Non-GAAP “Core Earnings” to GAAP Reconciliation on page 10 for a description of non-GAAP “Core Earnings”. GAAP net income attributable to SLM Corporation common stock is the most directly comparable GAAP measure. However, this GAAP measure is not accessible on a forward-looking basis because the company is unable to estimate the net impact of derivative accounting and the associated net tax expense (benefit) for future periods.

Quarterly and Full-Year Financial Highlights

	4Q 2021	3Q 2021	4Q 2020	2021	2020
Income Statement ($ millions)
Total interest income	$458	$448	$480	$1,777	$2,022
Total interest expense	91	90	113	382	542
Net interest income	367	358	367	1,395	1,480
Less: provisions for credit losses	(15)	138	(316)	(33)	93
Total non-interest income	153	14	1	632	331
Total non-interest expenses	125	141	124	520	564
Income tax expense	104	19	127	380	273
Net income	306	73	433	1,161	881
Preferred stock dividends	1	1	2	5	10
Net income attributable to common stock	305	72	431	1,156	871
Non-GAAP “Core Earnings” adjustments to GAAP(1)	1	3	9	18	(8)
Non-GAAP “Core Earnings” net income attributable to common stock(1)	306	74	440	1,173	863

Ending Balances ($ millions)
Private Education Loans held for investment, net	$19,625	$20,562	$18,437	$19,625	$18,437
FFELP Loans held for investment, net	693	703	735	693	735
Credit Cards held for investment, net	23	16	11	23	11
Deposits	20,828	20,891	22,666	20,828	22,666

Key Performance Metrics
Net interest margin	5.13%	5.03%	4.82%	4.81%	4.81%
Yield - Total interest-earning assets	6.40%	6.30%	6.30%	6.13%	6.57%
Private Education Loans	8.31%	8.26%	8.23%	8.25%	8.42%
Credit Cards	4.12%	6.95%	(3.53)%	4.67%	(6.04)%
Cost of Funds	1.36%	1.35%	1.60%	1.42%	1.90%
Return on Assets (“ROA”)(2)	4.2%	1.0%	5.6%	3.9%	2.8%
Non-GAAP “Core Earnings” ROA(3)	4.2%	1.0%	5.7%	4.0%	2.8%
Return on Common Equity (“ROCE”)(4)	62.3%	14.4%	87.3%	53.9%	45.5%
Non-GAAP “Core Earnings” ROCE(5)	62.6%	15.0%	89.0%	54.7%	45.1%

Per Common Share
GAAP diluted earnings per common share	$1.04	$0.24	$1.13	$3.61	$2.25
Non-GAAP “Core Earnings” diluted earnings per common share(1)	$1.05	$0.24	$1.15	$3.67	$2.23
Average common and common equivalent shares outstanding (millions)	293	305	381	320	387

Footnotes:

(1) Sallie Mae provides non-GAAP “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. The difference between non-GAAP “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in non-GAAP “Core Earnings” results. See the Non-GAAP “Core Earnings” to GAAP Reconciliation in this press release for a full reconciliation of GAAP and non-GAAP “Core Earnings.” Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will be equal to $0. Management believes the company’s derivatives are effective economic hedges, and, as such, they are a critical element of the company’s interest rate risk management strategy. Our non-GAAP “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.

(2) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator.

(3) We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Non-GAAP Core Earnings ROA”) as the ratio of (a) non-GAAP “Core Earnings” net income numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

(5) We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Non-GAAP Core Earnings ROCE”) as the ratio of (a) non-GAAP “Core Earnings” net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

***

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the company’s business, results of operations, financial condition, and/or cash flows; the company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the company’s Board of Directors, and based on an evaluation of the company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the company’s 2022 guidance; the company’s three-year horizon outlook; the company’s expectation and ability to execute loan sales and share repurchases; the company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2020 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 25, 2021) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans that we own; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires us to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

Information on COVID-19 Impact on Sallie Mae
The COVID-19 crisis is unprecedented and has had a significant impact on the economic environment globally and in the United States. There is a significant amount of uncertainty as to the length and breadth of the impact to the U.S. economy and, consequently, on the company. Please refer to Item 1A. “Risk Factors — Pandemic Risk” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2020 (filed with the SEC on Feb. 25, 2021), for risks associated with COVID-19. Also, see above for a cautionary note regarding forward-looking statements.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$4,334,603	$4,455,292
Investments:
Trading investments at fair value (cost of $29,049 and $12,551, respectively )	37,465	16,923
Available-for-sale investments at fair value (cost of $2,535,568 and $1,986,957, respectively)	2,517,956	1,996,634
Other investments	140,037	80,794
Total investments	2,695,458	2,094,351
Loans held for investment (net of allowance for losses of $1,165,335 and $1,361,723, respectively)	20,341,283	19,183,143
Loans held for sale	—	2,885,640
Restricted cash	210,741	154,417
Other interest-earning assets	9,655	42,874
Accrued interest receivable	1,205,667	1,387,305
Premises and equipment, net	150,516	154,670
Income taxes receivable, net	239,578	374,706
Tax indemnification receivable	8,047	18,492
Other assets	26,351	19,533
Total assets	$29,221,899	$30,770,423

Liabilities
Deposits	$20,828,124	$22,666,039
Long-term borrowings	5,930,990	5,189,217
Other liabilities	313,074	352,332
Total liabilities	27,072,188	28,207,588

Commitments and contingencies

Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 432.0 million and 456.7 million shares issued, respectively	86,403	91,346
Additional paid-in capital	1,074,384	1,331,247
Accumulated other comprehensive loss (net of tax benefit of $(5,707) and $(10,908), respectively)	(17,897)	(34,200)
Retained earnings	2,817,134	1,722,365
Total SLM Corporation stockholders’ equity before treasury stock	4,211,094	3,361,828
Less: Common stock held in treasury at cost: 153.1 million and 81.4 million shares, respectively	(2,061,383)	(798,993)
Total equity	2,149,711	2,562,835
Total liabilities and equity	$29,221,899	$30,770,423

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Interest income:
Loans	$452,466	$475,725	$1,756,945	$1,989,004
Investments	4,597	2,657	13,859	11,743
Cash and cash equivalents	1,378	1,173	6,040	20,913
Total interest income	458,441	479,555	1,776,844	2,021,660
Interest expense:
Deposits	49,887	74,336	225,370	393,194
Interest expense on short-term borrowings	4,585	3,418	18,945	14,459
Interest expense on long-term borrowings	36,619	35,264	137,763	134,014
Total interest expense	91,091	113,018	382,078	541,667
Net interest income	367,350	366,537	1,394,766	1,479,993
Less: provisions for credit losses	(15,309)	(316,372)	(32,957)	93,133
Net interest income after provisions for credit losses	382,659	682,909	1,427,723	1,386,860
Non-interest income:
Gains (losses) on sales of loans, net	145,535	(247)	548,315	238,315
Gains (losses) on derivatives and hedging activities, net	(17)	136	144	49,544
Other income	7,243	1,043	83,990	43,590
Total non-interest income	152,761	932	632,449	331,449
Non-interest expenses:
Operating expenses:
Compensation and benefits	57,895	63,084	258,321	282,497
FDIC assessment fees	5,734	4,448	23,368	21,956
Other operating expenses	61,866	54,211	236,964	233,635
Total operating expenses	125,495	121,743	518,653	538,088
Restructuring expenses	—	2,088	1,255	26,215
Total non-interest expenses	125,495	123,831	519,908	564,303
Income before income tax expense	409,925	560,010	1,540,264	1,154,006
Income tax expense	103,660	127,310	379,751	273,316
Net income	306,265	432,700	1,160,513	880,690
Preferred stock dividends	1,177	1,734	4,736	9,734
Net income attributable to SLM Corporation common stock	$305,088	$430,966	$1,155,777	$870,956
Basic earnings per common share attributable to SLM Corporation	$1.06	$1.15	$3.67	$2.27
Average common shares outstanding	287,828	375,120	314,993	383,705
Diluted earnings per common share attributable to SLM Corporation	$1.04	$1.13	$3.61	$2.25
Average common and common equivalent shares outstanding	292,756	380,653	319,912	387,195
Declared dividends per common share attributable to SLM Corporation	$0.11	$0.03	$0.20	$0.12

SLM CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020

Net income	$306,265	$432,700	$1,160,513	$880,690
Other comprehensive income (loss):
Unrealized gains (losses) on investments	(16,350)	205	(26,606)	7,764
Unrealized gains (losses) on cash flow hedges	18,737	6,274	48,111	(36,511)
Total unrealized gains (losses)	2,387	6,479	21,505	(28,747)
Income tax (expense) benefit	(581)	(1,738)	(5,202)	6,914
Other comprehensive income (loss), net of tax (expense) benefit	1,806	4,741	16,303	(21,833)
Total comprehensive income	$308,071	$437,441	$1,176,816	$858,857

Non-GAAP “Core Earnings” to GAAP Reconciliation

The following table reflects adjustments associated with our derivative activities.

	Quarters Ended		Years Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2021	2020	2021	2020

Non-GAAP “Core Earnings” adjustments to GAAP:
GAAP net income	$306,265	$432,700	$1,160,513	$880,690
Preferred stock dividends	1,177	1,734	4,736	9,734
GAAP net income attributable to SLM Corporation common stock	$305,088	$430,966	$1,155,777	$870,956

Adjustments:
Net impact of derivative accounting(1)	1,833	11,447	23,216	(10,164)
Net tax expense (benefit)(2)	443	2,795	5,615	(2,481)
Total non-GAAP “Core Earnings” adjustments to GAAP	1,390	8,652	17,601	(7,683)

Non-GAAP “Core Earnings” attributable to SLM Corporation common stock	$306,478	$439,618	$1,173,378	$863,273

GAAP diluted earnings per common share	$1.04	$1.13	$3.61	$2.25
Derivative adjustments, net of tax	0.01	0.02	0.06	(0.02)
Non-GAAP “Core Earnings” diluted earnings per common share	$1.05	$1.15	$3.67	$2.23
______
(1) Derivative Accounting: Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) Non-GAAP “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank, where the derivative instruments are held.

The following table reflects our provisions for credit losses and total portfolio net charge-offs:

	Quarters Ended		Years Ended
	December 31,		December 31,
(Dollars in thousands)	2021	2020	2021	2020

Provisions for credit losses	$(15,309)	$(316,372)	$(32,957)	$93,133
Total portfolio net charge-offs	(61,181)	(61,198)	(200,762)	(216,036)

We evaluate management’s performance internally using a measure that starts with non-GAAP “Core Earnings” net income as disclosed above for a period, and further adjusting it by increasing it by the impact of GAAP provisions for credit losses and decreasing it by the total portfolio net charge-offs recorded in that period, net of the tax impact of these adjustments.

Average Balance Sheets
The following table reflects the rates earned on interest-earning assets and paid on interest-bearing liabilities and reflects our net interest margin on a consolidated basis.

	Quarters Ended December 31,				Years Ended December 31,
	2021		2020		2021		2020
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Average Assets
Private Education Loans	$21,285,836	8.31%	$22,675,980	8.23%	$20,968,061	8.25%	$22,426,216	8.42%
FFELP Loans	701,953	3.46	743,330	3.47	718,186	3.43	757,953	3.76
Personal Loans	—	—	—	—	—	—	582,552	12.43
Credit Cards	21,396	4.12	11,780	(3.53)	14,982	4.67	9,390	(6.04)
Taxable securities	2,540,127	0.72	2,058,595	0.50	2,142,025	0.65	1,547,837	0.73
Cash and other short-term investments	3,849,812	0.19	4,798,530	0.13	5,139,731	0.14	5,447,844	0.41
Total interest-earning assets	28,399,124	6.40%	30,288,215	6.30%	28,982,985	6.13%	30,771,792	6.57%

Non-interest-earning assets	578,335		683,472		636,691		236,536

Total assets	$28,977,459		$30,971,687		$29,619,676		$31,008,328

Average Liabilities and Equity
Brokered deposits	$10,223,973	1.26%	$11,963,884	1.55%	$11,015,170	1.35%	$12,777,874	1.84%
Retail and other deposits	10,559,488	0.64	10,844,293	1.01	10,540,170	0.70	10,772,161	1.47
Other interest-bearing liabilities(1)	5,850,024	2.83	5,323,987	2.89	5,390,098	2.94	4,982,771	2.98
Total interest-bearing liabilities	26,633,485	1.36%	28,132,164	1.60%	26,945,438	1.42%	28,532,806	1.90%

Non-interest-bearing liabilities	149,253		549,591		279,344		234,798
Equity	2,194,721		2,289,932		2,394,894		2,240,724
Total liabilities and equity	$28,977,459		$30,971,687		$29,619,676		$31,008,328

Net interest margin		5.13%		4.82%		4.81%		4.81%

__________

(1)     Includes the average balance of our unsecured borrowings, as well as secured borrowings and amortization expense of transaction costs related to our term asset-backed securitizations and our Secured Borrowing Facility.

Earnings per Common Share
Basic earnings per common share (“EPS”) are calculated using the weighted average number of shares of common stock outstanding during each period. A reconciliation of the numerators and denominators of the basic and diluted EPS calculations follows.

	Quarters Ended		Years Ended
	December 31,		December 31,
(In thousands, except per share data)	2021	2020	2021	2020
Numerator:
Net income	$306,265	$432,700	$1,160,513	$880,690
Preferred stock dividends	1,177	1,734	4,736	9,734
Net income attributable to SLM Corporation common stock	$305,088	$430,966	$1,155,777	$870,956
Denominator:
Weighted average shares used to compute basic EPS	287,828	375,120	314,993	383,705
Effect of dilutive securities:
Dilutive effect of stock options, restricted stock, restricted stock units, performance stock units and Employee Stock Purchase Plan (“ESPP”) (1)(2)	4,928	5,533	4,919	3,490
Weighted average shares used to compute diluted EPS	292,756	380,653	319,912	387,195

Basic earnings per common share attributable to SLM Corporation	$1.06	$1.15	$3.67	$2.27

Diluted earnings per common share attributable to SLM Corporation	$1.04	$1.13	$3.61	$2.25

    __________

(1)     Includes the potential dilutive effect of additional common shares that are issuable upon exercise of outstanding stock options, restricted stock, restricted stock units, performance stock units and the outstanding commitment to issue shares under the ESPP, determined by the treasury stock method.
(2)  For the quarter and year ended December 31, 2021, securities covering 1 million shares, respectively, were outstanding but not included in the computation of diluted earnings per share because they were anti-dilutive. For the quarter and year ended December 31, 2020, securities covering no shares, respectively, were outstanding but not included in the computation of diluted earnings per share because they were anti-dilutive.

Allowance for Credit Losses Metrics

	Allowance for Credit Losses
	Quarter Ended December 31, 2021
(Dollars in thousands)	FFELP Loans	Private Education Loans	Credit Cards	Total
Allowance for Credit Losses
Beginning balance	$4,206	$1,209,460	$1,741	$1,215,407
Transfer from unfunded commitment liability(1)	—	39,606	—	39,606
Provisions:
Provision for current period	(57)	27,071	614	27,628
Loan sale reduction to provision	—	(56,125)	—	(56,125)
Total provisions(2)	(57)	(29,054)	614	(28,497)
Net charge-offs:
Charge-offs	(72)	(68,552)	(76)	(68,700)
Recoveries	—	7,517	2	7,519
Net charge-offs	(72)	(61,035)	(74)	(61,181)
Ending Balance	$4,077	$1,158,977	$2,281	$1,165,335
Allowance:
Ending balance: individually evaluated for impairment	$—	$47,712	$—	$47,712
Ending balance: collectively evaluated for impairment	$4,077	$1,111,265	$2,281	$1,117,623
Loans:
Ending balance: individually evaluated for impairment	$—	$1,057,665	$—	$1,057,665
Ending balance: collectively evaluated for impairment	$695,216	$19,659,198	$25,014	$20,379,428
Net charge-offs as a percentage of average loans in repayment (annualized)(3)	0.05%	1.58%	1.38%
Allowance as a percentage of the ending total loan balance	0.59%	5.59%	9.12%
Allowance as a percentage of the ending loans in repayment(3)	0.74%	7.47%	9.12%
Allowance coverage of net charge-offs (annualized)	14.16	4.75	7.71
Ending total loans, gross	$695,216	$20,716,863	$25,014
Average loans in repayment(3)	$537,621	$15,492,265	$21,469
Ending loans in repayment(3)	$553,980	$15,511,212	$25,014
__________

(1)     See “Unfunded Loan Commitments” on page 21 for a summary of the activity in the allowance for and balance of unfunded loan commitments, respectively.
(2)     Below is a reconciliation of the provisions for credit losses reported in the consolidated statements of income. When a new loan commitment is made, we record the CECL allowance as a liability for unfunded loan commitments by recording a provision for credit losses. When the loan is funded, we transfer that liability to the allowance for credit losses.

Consolidated Statements of Income Provisions for Credit Losses Reconciliation
(Dollars in thousands)	Quarter Ended December 31, 2021
Private Education Loan provisions for credit losses:
Provisions for credit losses	$(29,054)
Provisions for unfunded loan commitments	13,188
Total Private Education Loan provisions for credit losses	(15,866)

Other impacts to the provisions for credit losses:
FFELP Loans	(57)
Credit Cards	614
Total	557
Provisions for credit losses reported in consolidated statements of income	$(15,309)

(3)     Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	Allowance for Credit Losses
	Quarter Ended December 31, 2020
(Dollars in thousands)	FFELP Loans	Private Education Loans	Credit Cards	Total
Allowance for Credit Losses
Beginning balance	$4,363	$1,728,811	$1,385	$1,734,559
Transfer from unfunded commitment liability(1)	—	41,253	—	41,253
Provisions:
Provision for current period	135	(147,494)	137	(147,222)
Loan transfer to held-for-sale	—	(205,669)	—	(205,669)
Total provisions(2)	135	(353,163)	137	(352,891)
Net charge-offs:
Charge-offs	(120)	(66,780)	(23)	(66,923)
Recoveries	—	5,723	2	5,725
Net charge-offs	(120)	(61,057)	(21)	(61,198)
Ending Balance	$4,378	$1,355,844	$1,501	$1,361,723
Allowance:
Ending balance: individually evaluated for impairment	$—	$104,265	$—	$104,265
Ending balance: collectively evaluated for impairment	$4,378	$1,251,579	$1,501	$1,257,458
Loans:
Ending balance: individually evaluated for impairment	$—	$1,274,590	$—	$1,274,590
Ending balance: collectively evaluated for impairment	$737,593	$18,454,747	$12,238	$19,204,578
Net charge-offs as a percentage of average loans in repayment (annualized)(3)	0.09%	1.52%	0.71%
Allowance as a percentage of the ending total loan balance	0.59%	6.87%	12.27%
Allowance as a percentage of the ending loans in repayment(3)	0.76%	9.48%	12.27%
Allowance coverage of net charge-offs (annualized)	9.12	5.55	17.87
Ending total loans, gross	$737,593	$19,729,337	$12,238
Average loans in repayment(3)	$561,150	$16,058,960	$11,817
Ending loans in repayment(3)	$573,361	$14,304,821	$12,238
__________

(1)     See “Unfunded Loan Commitments” on page 21 for a summary of the activity in the allowance for and balance of unfunded loan commitments, respectively.
(2)     Below is a reconciliation of the provisions for credit losses reported in the consolidated statements of income. When a new loan commitment is made, we record the CECL allowance as a liability for unfunded loan commitments by recording a provision for credit losses. When the loan is funded, we transfer that liability to the allowance for credit losses.

Consolidated Statements of Income Provisions for Credit Losses Reconciliation
(Dollars in thousands)	Quarter Ended December 31, 2020
Private Education Loan provisions for credit losses:
Provisions for credit losses	$(353,163)
Provisions for unfunded loan commitments	36,519
Total Private Education Loan provisions for credit losses	(316,644)

Other impacts to the provisions for credit losses:
FFELP Loans	135
Credit Cards	137
Total	272
Provisions for credit losses reported in consolidated statements of income	$(316,372)

(3)     Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	Allowance for Credit Losses
	Year Ended December 31, 2021
(Dollars in thousands)	FFELP Loans	Private Education Loans	Credit Cards	Total
Allowance for Credit Losses
Beginning balance	$4,378	$1,355,844	$1,501	$1,361,723
Transfer from unfunded commitment liability(1)	—	301,655	—	301,655
Provisions:
Provision for current period	20	(233,852)	1,124	(232,708)
Loan sale reduction to provision	—	(66,460)	—	(66,460)
Loan transfer to held-for-sale	—	1,887	—	1,887
Total provisions(2)	20	(298,425)	1,124	(297,281)
Net charge-offs:
Charge-offs	(321)	(229,591)	(356)	(230,268)
Recoveries	—	29,494	12	29,506
Net charge-offs	(321)	(200,097)	(344)	(200,762)
Loan sales	—	—	—	—
Ending Balance	$4,077	$1,158,977	$2,281	$1,165,335
Allowance:
Ending balance: individually evaluated for impairment	$—	$47,712	$—	$47,712
Ending balance: collectively evaluated for impairment	$4,077	$1,111,265	$2,281	$1,117,623
Loans:
Ending balance: individually evaluated for impairment	$—	$1,057,665	$—	$1,057,665
Ending balance: collectively evaluated for impairment	$695,216	$19,659,198	$25,014	$20,379,428
Net charge-offs as a percentage of average loans in repayment(3)	0.06%	1.33%	2.24%
Allowance as a percentage of the ending total loan balance	0.59%	5.59%	9.12%
Allowance as a percentage of the ending loans in repayment(3)	0.74%	7.47%	9.12%
Allowance coverage of net charge-offs	12.70	5.79	6.63
Ending total loans, gross	$695,216	$20,716,863	$25,014
Average loans in repayment(3)	$545,689	$15,019,869	$15,343
Ending loans in repayment(3)	$553,980	$15,511,212	$25,014
__________

(1)     See “Unfunded Loan Commitments” on page 21 for a summary of the activity in the allowance for and balance of unfunded loan commitments, respectively.
(2)     Below is a reconciliation of the provisions for credit losses reported in the consolidated statements of income. When a new loan commitment is made, we record the CECL allowance as a liability for unfunded loan commitments by recording a provision for credit losses. When the loan is funded, we transfer that liability to the allowance for credit losses.

Consolidated Statements of Income Provisions for Credit Losses Reconciliation
(Dollars in thousands)	Year Ended December 31, 2021
Private Education Loan provisions for credit losses:
Provisions for credit losses	$(298,425)
Provisions for unfunded loan commitments	264,324
Total Private Education Loan provisions for credit losses	(34,101)

Other impacts to the provisions for credit losses:
FFELP Loans	20
Credit Cards	1,124
Total	1,144
Provisions for credit losses reported in consolidated statements of income	$(32,957)

(3)     Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	Allowance for Credit Losses
	Year Ended December 31, 2020
(Dollars in thousands)	FFELP Loans	Private Education Loans	Personal Loans	Credit Cards	Total
Allowance for Credit Losses
Beginning balance	$1,633	$374,300	$65,877	$102	$441,912
Day 1 adjustment for the adoption of CECL	2,852	1,060,830	79,183	188	1,143,053
Balance on January 1, 2020	4,485	1,435,130	145,060	290	1,584,965
Transfer from unfunded commitment liability(1)	—	320,808	—	—	320,808
Provisions:
Provision for current period	412	148,673	40,485	1,328	190,898
Loan sale reduction to provision	—	(161,793)	(42,916)	—	(204,709)
Loan transfer to held-for-sale	—	(205,669)	—	—	(205,669)
Total provisions(2)	412	(218,789)	(2,431)	1,328	(219,480)
Net charge-offs:
Charge-offs	(519)	(205,326)	(39,079)	(119)	(245,043)
Recoveries	—	24,021	4,984	2	29,007
Net charge-offs	(519)	(181,305)	(34,095)	(117)	(216,036)
Loan sales	—	—	(108,534)	—	(108,534)
Ending Balance	$4,378	$1,355,844	$—	$1,501	$1,361,723
Allowance:
Ending balance: individually evaluated for impairment	$—	$104,265	$—	$—	$104,265
Ending balance: collectively evaluated for impairment	$4,378	$1,251,579	$—	$1,501	$1,257,458
Loans:
Ending balance: individually evaluated for impairment	$—	$1,274,590	$—	$—	$1,274,590
Ending balance: collectively evaluated for impairment	$737,593	$18,454,747	$—	$12,238	$19,204,578
Net charge-offs as a percentage of average loans in repayment(3)	0.09%	1.17%	—%	1.26%
Allowance as a percentage of the ending total loan balance	0.59%	6.87%	—%	12.27%
Allowance as a percentage of the ending loans in repayment(3)	0.76%	9.48%	—%	12.27%
Allowance coverage of net charge-offs	8.44	7.48	—	12.83
Ending total loans, gross	$737,593	$19,729,337	$—	$12,238
Average loans in repayment(3)	$549,584	$15,518,851	$—	$9,286
Ending loans in repayment(3)	$573,361	$14,304,821	$—	$12,238
__________

(1)     See “Unfunded Loan Commitments” on page 21 for a summary of the activity in the allowance for and balance of unfunded loan commitments, respectively.
(2)     Below is a reconciliation of the provisions for credit losses reported in the consolidated statements of income. When a new loan commitment is made, we record the CECL allowance as a liability for unfunded loan commitments by recording a provision for credit losses. When the loan is funded, we transfer that liability to the allowance for credit losses.

Consolidated Statements of Income Provisions for Credit Losses Reconciliation
(Dollars in thousands)	Year Ended December 31, 2020
Private Education Loan provisions for credit losses:
Provisions for credit losses	$(218,789)
Provisions for unfunded loan commitments	312,613
Total Private Education Loan provisions for credit losses	93,824

Other impacts to the provisions for credit losses:
Personal Loans	(2,431)
FFELP Loans	412
Credit Cards	1,328
Total	(691)
Provisions for credit losses reported in consolidated statements of income	$93,133

(3)     Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

Unfunded Loan Commitments

	Quarters Ended December 31,
	2021		2020
(Dollars in thousands)	Allowance	Unfunded Commitments	Allowance	Unfunded Commitments

Beginning Balance	$99,131	$1,963,592	$114,778	$1,771,127
Provisions/New commitments - net(1)	14,518	549,052	32,652	527,615
Other provision items	(1,329)	—	3,867	—
Transfer - funded loans(2)	(39,607)	(735,668)	(41,253)	(625,724)
Ending Balance	$72,713	$1,776,976	$110,044	$1,673,018

	Years Ended December 31,
	2021		2020
(Dollars in thousands)	Allowance	Unfunded Commitments	Allowance	Unfunded Commitments

Beginning Balance	$110,044	$1,673,018	$2,481	$1,910,603
Day 1 adjustment for the adoption of CECL	—	—	115,758	—
Balance at January 1	110,044	1,673,018	118,239	1,910,603
Provisions/New commitments - net(1)	232,822	5,512,841	311,659	5,070,175
Other provision items	31,502	—	954	—
Transfer - funded loans(2)	(301,655)	(5,408,883)	(320,808)	(5,307,760)
Ending Balance	$72,713	$1,776,976	$110,044	$1,673,018
__________

(1) Net of expirations of commitments unused.
(2) When a loan commitment is funded, its related liability for credit losses (which originally was recorded as a provision for unfunded loan commitments) is transferred to the allowance for credit losses.

Private Education Loans Held for Investment - Key Credit Quality Indicators

	Private Education Loans Held for Investment
	Credit Quality Indicators
	December 31, 2021		December 31, 2020
(Dollars in thousands)	Balance(1)	% of Balance	Balance(1)	% of Balance

Cosigners:
With cosigner	$18,191,664	88%	$17,378,282	88%
Without cosigner	2,525,199	12	2,351,055	12
Total	$20,716,863	100%	$19,729,337	100%

FICO at Original Approval(2):
Less than 670	$1,525,117	7%	$1,441,171	7%
670-699	3,144,099	15	3,031,266	16
700-749	6,800,534	33	6,510,093	33
Greater than or equal to 750	9,247,113	45	8,746,807	44
Total	$20,716,863	100%	$19,729,337	100%

FICO-Refreshed(2)(3):
Less than 670	$2,087,817	10%	$2,199,038	11%
670-699	2,383,369	12	2,289,210	12
700-749	6,172,753	30	5,780,999	29
Greater than or equal to 750	10,072,924	48	9,460,090	48
Total	$20,716,863	100%	$19,729,337	100%

Seasoning(4):
1-12 payments	$4,602,746	22%	$4,498,496	23%
13-24 payments	3,544,689	17	3,346,831	17
25-36 payments	2,524,369	12	2,345,094	12
37-48 payments	1,743,203	8	1,719,461	9
More than 48 payments	3,397,442	16	3,040,415	15
Not yet in repayment	4,904,414	25	4,779,040	24
Total	$20,716,863	100%	$19,729,337	100%
__________

(1)Balance represents gross Private Education Loans held for investment.
(2)Represents the higher credit score of the cosigner or the borrower.
(3)Represents the FICO score updated as of the respective fourth-quarter.
(4)Number of months in active repayment (whether interest only payment, fixed payment, or full principal and interest payment status) for which a scheduled payment was due.

Delinquencies - Private Education Loans Held for Investment

The following table provides information regarding the loan status of our Private Education Loans held for investment. Loans in repayment include loans making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but for purposes of the following table, do not include those loans while they are in forbearance). For the periods presented below, we updated our delinquency bucket periods to conform with the delinquency bucket periods defined by the Federal Financial Institutions Examination Council.

	Private Education Loans Held for Investment
	December 31,		December 31,
	2021		2020
(Dollars in thousands)	Balance	%	Balance	%
Loans in-school/grace/deferment(1)(2)	$4,904,414		$4,779,040
Loans in forbearance(1)(3)	301,237		645,476
Loans in repayment and percentage of each status(1):
Loans current	15,005,773	96.7%	13,898,948	97.2%
Loans delinquent 30-59 days(4)	308,559	2.0	205,528	1.4
Loans delinquent 60-89 days(4)	116,947	0.8	119,643	0.8
Loans 90 days or greater past due(4)	79,933	0.5	80,702	0.6
Total Private Education Loans in repayment	15,511,212	100.0%	14,304,821	100.0%
Total Private Education Loans, gross	20,716,863		19,729,337
Private Education Loans deferred origination costs and unamortized premium/(discount)	67,488		63,475
Total Private Education Loans	20,784,351		19,792,812
Private Education Loans allowance for losses	(1,158,977)		(1,355,844)
Private Education Loans, net	$19,625,374		$18,436,968
Percentage of Private Education Loans in repayment		74.9%		72.5%
Delinquencies as a percentage of Private Education Loans in repayment		3.3%		2.8%
Loans in forbearance as a percentage of Private Education Loans in repayment and forbearance		1.9%		4.3%
__________
(1)For some students, going back to school in the fall of 2020 was not an option because of the pandemic, or for other reasons. Therefore, some students took a “gap year” before returning to school in fall of 2021. In 2020, for those students that had unexpectedly separated from school, we provided an extension of time through fall 2021 to re-enroll, before beginning their grace period that occurs prior to entering full principal and interest payments. At December 31, 2020, the loans in the “in-school/grace/deferment” category above include $401 million of Private Education Loans whose borrowers did not return to school in the fall of 2020 and who received such extension of time from us to re-enroll before beginning their grace period. At December 31, 2020, the loans in the “in forbearance” category above include $30 million of Private Education Loans whose borrowers did not return to school in the fall of 2020 and who received such extension of time from us to re-enroll before beginning their grace period. At December 31, 2020, the loans in the “in repayment” category above include $609 million of Private Education Loans whose borrowers did not return to school in the fall of 2020 and who received such extension of time from us to re-enroll before beginning their grace period. This program ended in September 2021.
(2)Deferment includes customers who have returned to school or are engaged in other permitted educational activities and are not yet required to make payments on the loans (e.g., residency periods for medical students or a grace period for bar exam preparation).
(3)Loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with established loan program servicing policies and procedures.
(4)The period of delinquency is based on the number of days scheduled payments are contractually past due.

Summary of Our Loans Held for Investment Portfolio
Ending Loans Held for Investment Balances, net

	December 31, 2021
(Dollars in thousands)	Private Education Loans	FFELP Loans	Credit Cards	Total Loans Held for Investment
Total loan portfolio:
In-school(1)	$3,544,030	$82	$—	$3,544,112
Grace, repayment and other(2)	17,172,833	695,134	25,014	17,892,981
Total, gross	20,716,863	695,216	25,014	21,437,093
Deferred origination costs and unamortized premium/(discount)	67,488	1,815	222	69,525
Allowance for credit losses	(1,158,977)	(4,077)	(2,281)	(1,165,335)
Total loans held for investment portfolio, net	$19,625,374	$692,954	$22,955	$20,341,283

% of total	97%	3%	—%	100%
__________
(1)Loans for customers still attending school and who are not yet required to make payments on the loans.

(2)Includes loans in deferment or forbearance. Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	December 31, 2020
(Dollars in thousands)	Private Education Loans	FFELP Loans	Credit Cards	Total Loans Held for Investment
Total loan portfolio:
In-school(1)	$3,582,394	$81	$—	$3,582,475
Grace, repayment and other(2)(3)	16,146,943	737,512	12,238	16,896,693
Total, gross	19,729,337	737,593	12,238	20,479,168
Deferred origination costs and unamortized premium/(discount)	63,475	1,993	230	65,698
Allowance for credit losses	(1,355,844)	(4,378)	(1,501)	(1,361,723)
Total loans held for investment portfolio, net	$18,436,968	$735,208	$10,967	$19,183,143

% of total	96%	4%	—%	100%
__________

(1)Loans for customers still attending school and who are not yet required to make payments on the loans. For some students, going back to school in the fall of 2020 was not an option because of the pandemic, or for other reasons. Therefore, some students took a “gap year” before returning to school in fall 2021. In 2020, for those students that had unexpectedly separated from school, we provided an extension of time through fall 2021 to re-enroll, before beginning their grace period that occurs prior to entering full principal and interest payments. At December 31, 2020, the loans in the “in-school” category include $254 million of Private Education Loans whose borrowers did not return to school in the fall of 2020 and who received such extension of time from us to re-enroll before beginning their grace period and, therefore, were then not required to make any payments. This program ended in September 2021.

(2)At December 31, 2020, the loans in the “grace, repayment and other” category include (a) $147 million of Private Education Loans whose borrowers were in a grace or deferred status and who did not return to school in the fall of 2020, who received such extension of time from us to re-enroll before beginning their grace period and, therefore, were not then required to make any payments, and (b) $639 million of Private Education Loans whose borrowers were in a forbearance or repayment status and who did not return to school in the fall of 2020 and who received such extension of time from us to re-enroll before beginning their grace period.  This program ended in September 2021.

(3)Includes loans in deferment or forbearance. Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

Average Loans Held for Investment Balances (net of unamortized premium/discount)

	Quarters Ended December 31,				Years Ended December 31,
(Dollars in thousands)	2021		2020		2021		2020
Private Education Loans	$21,285,836	97%	$22,675,980	97%	$20,968,061	97%	$22,426,216	94%
FFELP Loans	701,953	3	743,330	3	718,186	3	757,953	3
Personal Loans	—	—	—	—	—	—	582,552	3
Credit Cards	21,396	—	11,780	—	14,982	—	9,390	—
Total portfolio	$22,009,185	100%	$23,431,090	100%	$21,701,229	100%	$23,776,111	100%

Loans Held for Investment Activity

	Quarter Ended December 31, 2021
(Dollars in thousands)	Private Education Loans	FFELP Loans	Credit Cards	Total Loans Held for Investment
Beginning balance	$20,561,961	$703,355	$16,211	$21,281,527
Acquisitions and originations:
Fixed-rate	456,861	—	—	456,861
Variable-rate	286,933	—	23,839	310,772
Total acquisitions and originations	743,794	—	23,839	767,633
Capitalized interest and deferred origination cost premium amortization	300,267	6,230	(72)	306,425
Sales	(987,798)	—	—	(987,798)
Loan consolidations to third-parties	(448,550)	(6,711)	—	(455,261)
Allowance	50,484	129	(541)	50,072
Repayments and other	(594,784)	(10,049)	(16,482)	(621,315)
Ending balance	$19,625,374	$692,954	$22,955	$20,341,283

	Quarter Ended December 31, 2020
(Dollars in thousands)	Private Education Loans	FFELP Loans	Credit Cards	Total Loans Held for Investment
Beginning balance	$20,955,922	$743,220	$10,629	$21,709,771
Acquisitions and originations:
Fixed-rate	297,202	—	—	297,202
Variable-rate	335,707	—	9,070	344,777
Total acquisitions and originations	632,909	—	9,070	641,979
Capitalized interest and deferred origination cost premium amortization	281,760	8,362	(252)	289,870
Loan consolidations to third-parties	(344,503)	(4,584)	—	(349,087)
Allowance	372,967	(15)	(116)	372,836
Transfer to loans held for sale	(2,885,640)	—	—	(2,885,640)
Repayments and other	(576,447)	(11,775)	(8,364)	(596,586)
Ending balance	$18,436,968	$735,208	$10,967	$19,183,143

	Year Ended December 31, 2021
(Dollars in thousands)	Private Education Loans	FFELP Loans	Credit Cards	Total Loans Held for Investment
Beginning balance	$18,436,968	$735,208	$10,967	$19,183,143
Acquisitions and originations:
Fixed-rate	3,027,440	—	—	3,027,440
Variable-rate	2,421,082	—	63,323	2,484,405
Total acquisitions and originations	5,448,522	—	63,323	5,511,845
Capitalized interest and deferred origination cost premium amortization	597,416	27,252	(323)	624,345
Sales	(1,138,726)	—	—	(1,138,726)
Loan consolidations to third-parties	(1,583,691)	(27,031)	—	(1,610,722)
Allowance	196,868	300	(780)	196,388
Transfer to loans held for sale	25,040	—	—	25,040
Repayments and other	(2,357,023)	(42,775)	(50,232)	(2,450,030)
Ending balance	$19,625,374	$692,954	$22,955	$20,341,283

	Year Ended December 31, 2020
(Dollars in thousands)	Private Education Loans	FFELP Loans	Personal Loans	Credit Cards	Total Loans Held for Investment
Beginning balance	$22,896,515	$783,816	$983,643	$3,818	$24,667,792
Day 1 CECL Adjustment to Allowance	(1,060,830)	(2,852)	(79,183)	(188)	(1,143,053)
Balance on January 1, 2020	21,835,685	780,964	904,460	3,630	23,524,739
Acquisitions and originations:
Fixed-rate	2,903,258	—	41	—	2,903,299
Variable-rate	2,439,029	—	—	35,955	2,474,984
Total acquisitions and originations	5,342,287	—	41	35,955	5,378,283
Capitalized interest and deferred origination cost premium amortization	616,115	27,558	(253)	(819)	642,601
Sales	(2,925,478)	—	(588,285)	—	(3,513,763)
Loan consolidations to third-parties	(1,332,802)	(21,243)	—	—	(1,354,045)
Allowance	79,285	107	36,526	(1,211)	114,707
Transfer to loans held for sale	(2,885,640)	—	—	—	(2,885,640)
Repayments and other	(2,292,484)	(52,178)	(352,489)	(26,588)	(2,723,739)
Ending balance	$18,436,968	$735,208	$—	$10,967	$19,183,143

Private Education Loan Originations
The following table summarizes our Private Education Loan originations. Originations represent loans that were funded or acquired during the period presented.

	Quarters Ended December 31,
(Dollars in thousands)	2021	%	2020	%
Smart Option - interest only(1)	$138,650	19%	$145,000	23%
Smart Option - fixed pay(1)	236,116	32	175,234	28
Smart Option - deferred(1)	258,806	35	200,807	32
Smart Option - principal and interest	1,703	—	1,325	—
Graduate Loan	92,213	13	95,906	15
Parent Loan	9,367	1	8,709	2
Total Private Education Loan originations	$736,855	100%	$626,981	100%

Percentage of loans with a cosigner	82.5%		82.6%
Average FICO at approval(2)	749		751

	Years Ended December 31,
(Dollars in thousands)	2021	%	2020	%
Smart Option - interest only(1)	$1,123,624	21%	$1,222,148	23%
Smart Option - fixed pay(1)	1,680,947	31	1,498,578	28
Smart Option - deferred(1)	1,994,483	36	1,912,978	36
Smart Option - principal and interest	11,102	—	9,559	—
Graduate Loan	525,050	10	579,451	11
Parent Loan	87,325	2	98,023	2
Total Private Education Loan originations	$5,422,531	100%	$5,320,737	100%

Percentage of loans with a cosigner	86.2%		86.0%
Average FICO at approval(2)	750		749

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(1)      Interest only, fixed pay and deferred describe the payment option while in school or in grace period. See Item 1. “Business - Our Business - Private Education Loans” in the 2020 Form 10-K for a further discussion.

(2)    Represents the higher credit score of the cosigner or the borrower.

Deposits
Interest-bearing deposits are summarized as follows:

	December 31, 2021		December 31, 2020
(Dollars in thousands)	Amount	Year-End Weighted Average Stated Rate(1)	Amount	Year-End Weighted Average Stated Rate(1)

Money market	$10,473,569	0.69%	$10,159,657	0.83%
Savings	959,122	0.43	907,976	0.55
Certificates of deposit	9,394,001	1.20	11,597,266	1.34
Deposits - interest-bearing	$20,826,692		$22,664,899

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        (1) Includes the effect of interest rate swaps in effective hedge relationships.

Regulatory Capital

Sallie Mae Bank’s required and actual regulatory capital amounts and ratios under U.S. Basel III are shown in the following table.

	Actual		U.S. Basel III Minimum Requirements Plus Buffer(1)(2)
(Dollars in thousands)	Amount	Ratio	Amount		Ratio
As of December 31, 2021:
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$3,314,657	14.1%	$1,643,132	>	7.0%
Tier 1 Capital (to Risk-Weighted Assets)	$3,314,657	14.1%	$1,995,232	>	8.5%
Total Capital (to Risk-Weighted Assets)	$3,410,183	14.5%	$2,464,699	>	10.5%
Tier 1 Capital (to Average Assets)	$3,314,657	11.1%	$1,198,808	>	4.0%

As of December 31, 2020:
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$3,579,005	14.0%	$1,794,780	>	7.0%
Tier 1 Capital (to Risk-Weighted Assets)	$3,579,005	14.0%	$2,179,375	>	8.5%
Total Capital (to Risk-Weighted Assets)	$3,849,820	15.0%	$2,692,169	>	10.5%
Tier 1 Capital (to Average Assets)	$3,579,005	11.3%	$1,264,424	>	4.0%

_________
(1)     Reflects the U.S. Basel III minimum required ratio plus the applicable capital conservation buffer.

(2)    The Bank’s regulatory capital ratios also exceeded all applicable standards for the Bank to qualify as “well capitalized” under the prompt corrective action framework.